UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2005

LIBERTY MEDIA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50671	20-0893138

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

     The information set forth below is filed pursuant to Item 4.02(a) of Form 8-K.

     On April 27, 2005, the audit committee of the board of directors (the “Audit Committee”) of Liberty Media International, Inc. (“LMI”) concluded that, due to the accounting error described below, the following consolidated financial statements of LMI should no longer be relied upon: (i) the consolidated financial statements as of and for the year ended December 31, 2004, included in LMI’s Annual Report on Form 10-K (as amended) for the year ended December 31, 2004; (ii) the consolidated financial statements as of and for the three and six months ended June 30, 2004, included in LMI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004; and (iii) the consolidated financial statements as of and for the three and nine months ended September 30, 2004, included in LMI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. LMI will amend its annual report on Form 10-K for the year ended December 31, 2004, by filing an amended annual report on Form 10-K/A which includes restated consolidated financial statements of LMI as of and for the year ended December 31, 2004 (the “Amended Annual Report”).

     The Audit Committee has discussed with LMI’s registered independent accountants, KPMG, LLP (“KPMG”), the matters disclosed in this filing.

     On April 25, 2005, LMI was advised by UnitedGlobalCom, Inc (“UGC”), a consolidated subsidiary of LMI that files its own forms and reports under the Securities Exchange Act of 1934, as amended, that UGC’s audit committee had determined that the consolidated financial statements of UGC as of and for the year ended December 31, 2004, should be restated to correct an error in the accounting for UGC’s €500.0 million 1 3/4% convertible senior notes due 2024 (the “UGC Convertible Notes”). The UGC Convertible Notes were issued by UGC on April 6, 2004, and are payable in euro upon maturity, redemption or surrender upon tender. The UGC Convertible Notes are also convertible, under specified circumstances, into 51,250,000 shares of UGC’s Class A common stock at an initial conversion price of €9.7561 per share. Thus, the UGC Convertible Notes are a compound financial instrument that contain a foreign currency debt component and an equity component that is indexed to both UGC’s Class A common stock and to currency exchange rates (euro to U.S. dollar).

     UGC accounted for the issuance of the UGC Convertible Notes in its consolidated financial statements as convertible debt, with changes in the euro to U.S. dollar exchange rate recorded as foreign currency transaction gains/losses in its consolidated statement of operations. UGC’s management had previously concluded that generally accepted accounting principles did not require the separation of the embedded equity component based on its interpretation of certain scope exceptions prescribed by Statement of Financial Accounting Standards No. 133 Accounting for Derivative Instruments and Hedging Activities (as amended) (“SFAS No. 133”). At that time, KPMG, UGC’s registered independent public accountants, concurred with UGC’s accounting treatment of the UGC Convertible Notes.

     In April 2005, KPMG brought to the attention of UGC management the existence of minutes of an Emerging Issues Task Force (“EITF”) Agenda Committee meeting, held on March 20, 2003, that included a discussion of the application of the scope exception in SFAS No. 133 with respect to foreign currency denominated convertible debt involving delivery of a fixed number of common shares. It is not UGC’s normal practice to search minutes of EITF Agenda Committee meetings that have not resulted in EITF consensuses. After further research and consultation with KPMG, UGC concluded that the predominant view of the EITF Agenda Committee and the Financial Accounting Standards Board Staff is that the scope exceptions of SFAS No. 133 would not apply to the UGC Convertible Notes. As a result, UGC management revised its conclusion to account for the embedded equity derivative separately at fair value, with changes in fair value recorded in UGC’s consolidated statement of operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIBERTY MEDIA INTERNATIONAL, INC.
Date: April 28, 2005	By:	/s/ Bernard G. Dvorak
		Name:	Bernard G. Dvorak
		Title:	Senior Vice President and Controller